Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-238247, 333-233432, 333-225680 and 333-215682), Form S-3 (Nos. 333-223530, 333-255038 and 333-265409) and Form S-8 (Nos. 333-248837, 333-249320, 333-232348, 333-218499, 333-196533, 333-188839 and 333-260216), of InspireMD, Inc. of our report dated March 30, 2023 relating to the financial statements, which appears in this Form 10-K.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
March 30, 2023	Certified Public Accountants (Isr.)
A member of PricewaterhouseCoopers International Limited